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                                                              Exhibit (8)(q)(ii)


                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

         Pursuant to the Participation Agreement, made and entered into as of the 20th day of November, 2000, by and among Ayco Series Trust, Mercer Allied Company, L.P. and The United States Life Insurance Company in the City of New York, the parties do hereby agree to an amended Schedule C as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment No. 1 shall take effect on ___________________.


                   Ayco Series Trust
                   By its authorized officer,


                   By: _______________________________________

                   Title: ____________________________________

                   Mercer Allied Company, L.P.
                   By its authorized officer,


                   By: _______________________________________

                   Title: ____________________________________



                   The United States Life Insurance Company
                            in the City of New York
                   By its authorized officer,


                   By: _______________________________________

                   Title: ____________________________________

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                                   Schedule C
                                   ----------
                             (As of _______________)

                               Series of the Fund
                               ------------------



                               Ayco Growth Fund